THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF ANY STATE (COLLECTIVELY, THE "ACTS"). NEITHER THIS WARRANT NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT HERETO UNDER ALL OF THE APPLICABLE ACTS OR AN OPINION OF COUNSEL SATISFACTORY TO SUNSHINE PCS CORPORATION (THE "COMPANY") TO THE EFFECT THAT SUCH REGISTRATIONS ARE NOT REQUIRED.

                                     WARRANT

              To Purchase 4,300,000 Shares of Class A Common Stock

                                       Of

                            Sunshine PCS Corporation

            THIS IS TO CERTIFY THAT, for value received, Lynch PCS Corporation A, a Delaware corporation, or permitted assigns, is entitled to purchase from Sunshine PCS Corporation, a Delaware Corporation, at the Warrant Office, at a purchase price per share of $0.75, subject to adjustment as provided below (the "Exercise Price"), 4,300,000 shares of duly authorized, validly issued, fully paid and nonassessable shares of the Company's Class A Common Stock, par value $0.0001 ("Class A Common Stock"), and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter set forth. The number of shares of Common Stock purchasable hereunder and the Exercise Price are subject to adjustment in accordance with Article IV hereof.

            The holders of these Warrants may transfer or exchange such Warrants or a portion thereof in the manner specified herein.

            Certain terms used in this Warrant are defined in Article I.

                                    ARTICLE I

                                  TERMS DEFINED

            As used in this Warrant, unless the context otherwise requires, the following terms have the respective meanings set forth below or in the Section indicated:

            ACTS -- shall mean the Securities Act of 1933 and any applicable state securities or blue sky laws, as they may be amended from time to time, and the rules and regulations thereunder, all as the same shall be in effect at the time.

            BOARD OF DIRECTORS -- shall mean the Board of Directors of the Company.

            CLASS A COMMON STOCK -- shall mean the Company's Class A Common Stock, par value $0.0001 per share.

            COMMON STOCK -- shall mean Class A Common Stock, Class B Common Stock or any other common stock of the Company and its successors or assigns.

            COMPANY  --  shall  mean  Sunshine  PCS   Corporation,   a  Delaware
corporation, and its successors and assigns.

            EXERCISE PRICE -- shall mean the purchase price per share of Common Stock payable by the holder hereof upon exercise of this Warrant, as it may be adjusted from time to time in accordance with the provisions of Article IV hereof.

            OUTSTANDING -- when used with reference to Common Stock at any date, shall mean all issued shares of Common Stock at such date, except shares then held in the treasury of the Company.

            PERSON - shall mean any individual, corporation, partnership, trust, organization, association or other entity or individual.

            PREFERRED STOCK - shall mean the 10,000 shares of Preferred Stock of the Company (and any securities into which such Preferred Stock is converted or exchanged with the Company) initially issued to Lynch PCS corporation A and any transferee or other successor thereto.

            SHARES - shall mean any securities issued or issuable pursuant to the exercise of this Warrant.

            SUBORDINATED NOTES - shall mean Transferable Subordinated Promissory Notes of the Company (and any securities into which such Notes are converted or exchanged with the Company) in the aggregate principal amount of $16,131,117, initially issued to Lynch PCS Corporation A and any transferee or other successor thereto.

            WARRANT - shall mean this Warrant and any successor or replacement Warrant delivered in accordance herewith.

            WARRANT OFFICE - shall have the meaning set forth in Section 3.1.

            WARRANT SHARES - shall mean the shares of Class A Common Stock purchased or purchasable by the registered holder of this Warrant or the permitted assignees of such holder upon exercise hereof pursuant to Article II hereof.

                                   ARTICLE II

                               EXERCISE OF WARRANT

            2.1 TERM. This Warrant may be exercised as a whole at any time or in part from time to time on or before 5:00 p.m., New York time, on ___________, 2006.

            2.2 METHOD OF EXERCISE. To exercise this Warrant, the holder hereof or permitted assignees of all rights of the registered owner hereof shall deliver to the Company, at the Warrant Office (a) a written notice in the form of the Subscription Notice attached hereto, stating therein the election of such holder or such permitted assignees to exercise this Warrant in whole or in part in the manner provided in the Subscription Notice, (b) payment in full of the Exercise Price (in the manner described below) for the number of Warrant Shares to be purchased thereunder, and (c) this Warrant. This Warrant shall be deemed to be exercised to the extent specified in the Subscription Notice on the date of receipt by the Company of the Subscription Notice, accompanied by payment for the Warrant Shares subscribed for and surrender of this Warrant, as aforesaid, and such date is referred to herein as the "Exercise Date." Upon such exercise, the Company shall issue and deliver to such holder a certificate for the full number of the Warrant Shares purchased by such holder hereunder, against the receipt by the Company of this Warrant and the total Exercise Price payable hereunder for all such Warrant Shares, in accordance with Section 2.4 below. Upon any partial exercise of this Warrant, the Company shall forthwith issue and deliver to or upon the order of the exercising holder a new Warrant of like tenor, in the name of the holder thereof, or as such holder may request, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal to the number of such shares called for on the face of the original Warrant minus the number of such shares designated by the holder in the Subscription Notice. The person in whose name the certificate(s) for Class A Common Stock is to be issued shall be deemed to have become a holder of record of such Class A Common Stock on the Exercise Date.

            2.3 FRACTIONAL SHARES. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but in lieu of such fractional share, the Company shall make a cash payment therefore equal to the Exercise Price then in effect multiplied by such fractional share.

            2.4 PAYMENT OF EXERCISE PRICE. Upon exercise of this Warrant, the Exercise Price then in effect shall be payable, at the holder's election, by delivering to the Company, in accordance with this Article II, a bank check or wire transfer of good funds in an amount equal to the Exercise Price then in effect multiplied by the number of Warrant Shares with respect to which this Warrant is then being exercised. In addition, the Exercise Price shall be payable, at the holder's election, by surrendering Preferred stock and/or Subordinated Notes. When exercising warrants through the surrender of Subordinated Notes, credit will only be given for the principal of the Notes, and not for any accrued interest. When surrendering Preferred Stock to exercise warrants, credit will be given for the Preferred Stock's liquidation value, which is $1,000 per share, and for accrued but unpaid dividends on the Preferred Stock through the payment date next preceding the Exercise.

                                   ARTICLE III

                            WARRANT OFFICE; TRANSFER

            3.1 WARRANT OFFICE. The Company shall maintain an office for certain purposes specified herein (the "Warrant Office"), which office shall initially be the Company's office at c/o Karen E. Johnson, 421 Hudson Street, #524, New York, NY 10014 and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States as to which written notice has previously been given to the holder of this Warrant. The Company shall maintain, at the Warrant Office, a register for the Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each permitted assignee of the registered owner hereof.

            3.2 OWNERSHIP OF WARRANT. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this
Article III.

            3.4 RESTRICTIONS ON TRANSFER OF WARRANTS AND WARRANT SHARES. The Company agrees to maintain at the Warrant Office books for the registration and transfer of this Warrant. Subject to the restrictions on transfer of Warrants in this Section 3.4, the Company, from time to time, shall register the transfer of this Warrant in such books upon surrender of this Warrant at the Warrant Office properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer satisfactory to the Company. Upon any such transfer, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be cancelled by the Company. The Company shall pay all expenses, taxes (other than transfer or income taxes incurred by the holder) and other charges payable in connection with the transfer of Warrants pursuant to this
Section 3.4.

                        (a) RESTRICTIONS IN GENERAL. Neither the Warrant nor the Warrant Shares shall be transferable except upon the conditions specified in this Section 3.4, which conditions are intended, among other things, to insure compliance with the provisions of the Acts in respect of the exercise or transfer of this Warrant or transfer of Warrant Shares. The registered holder of this Warrant agrees that it will neither transfer this Warrant nor transfer Warrant Shares before delivery to the Company of the opinion of counsel referred to in, and to the effect described in, clause (1) of Section 3.4(b), or until registration of this Warrant or the Warrant Shares under the Acts have become effective.

                        (b) OPINION OF COUNSEL. The registered holder of this Warrant, by its acceptance hereof, agrees that prior to any transfer of this Warrant or any transfer of the related Warrant Shares, the holder will deliver to the Company a statement setting forth either the holder's intention with respect to the disposition of any Warrant Shares, or the intention of the holder's prospective transferee with respect to its acquisition of this Warrant or of the Warrant Shares (whichever is involved in such transfer), in either such case, together with a signed copy of the opinion of the holder's counsel, such opinion and counsel to be reasonably acceptable to the Company, as to the necessity or non-necessity for registration under the Acts in connection with such exercise or such transfer. The following provisions shall then apply:

                        (i) If, in the opinion of the holder's counsel, the proposed transfer of this Warrant or the proposed transfer of such Warrant Shares may be effected without registration under the Acts of this Warrant or such Warrant Shares, as the case may be, then the registered holder of this Warrant shall be entitled to transfer this Warrant or such Warrant Shares in accordance with the statement of intention delivered by the holder to the Company.

                        (ii) If, in the opinion of such counsel, either the proposed transfer of this Warrant or the proposed transfer of such Warrant Shares may not be effected without registration under the Acts of this Warrant or such Warrant Shares, as the case may be, the registered holder of this Warrant shall not be entitled to transfer this Warrant or such Warrant Shares, as the case may be, until such registration is effected.

                        (c) TERMINATION OF RESTRICTIONS. If, in the opinion of counsel to the holder of this Warrant, a copy of which shall be furnished, and reasonably acceptable, to the Company, this Warrant may be freely transferred pursuant to the provisions of Rule 144(k) promulgated under the Securities Act of 1933, as amended, or other applicable provisions of the Acts, the restrictions set forth in this Section 3.4 shall terminate and, upon request by the holder, the Company shall cause the restrictive legends on the face hereof to be removed.

            3.5 ACKNOWLEDGEMENT OF RIGHTS. The Company will, at the time of any exercise of this Warrant in accordance with the terms hereof, upon the request of the registered holder hereof, acknowledge in writing its continuing obligation to afford to such holder any rights (including, without limitation, any right to registration of the Warrant Shares pursuant to Section 6.5 hereof) to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, provided that if the holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

            3.6 EXPENSES OF DELIVERY OF WARRANTS. The Company shall pay all expenses, taxes (other than transfer or income taxes incurred by the holder) and other charges payable in connection with the preparation, issuance and delivery of Warrants and related Warrant Shares hereunder.

                                   ARTICLE IV

                            ANTI-DILUTION PROVISIONS

4.1 ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price shall be subject to adjustment from time to time as provided in this
Article IV. Upon each  adjustment  of the  Exercise  Price,  except  pursuant to
Section 4.1(a)(iii), 4.1(a)(iv) and 4.1(a)(v), the registered holder hereof shall thereafter be entitled to purchase, upon exercise hereof, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest whole shares pursuant to Section 4.1(a)(i)) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                        (a) EXERCISE PRICE ADJUSTMENTS. The Exercise Price shall be subject to adjustment from time to time as follows:

                                    (i) STOCK DIVIDENDS. If the number of shares
of Common Stock outstanding at any time after the date of this Warrant is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Exercise Price shall be appropriately adjusted so that the adjusted Exercise Price shall bear the same relation to the Exercise Price in effect immediately prior to such adjustment as the total number of shares of Common Stock outstanding immediately prior to such action shall bear to the total number of shares of Common Stock outstanding immediately after such action.

                                    (ii)  COMBINATION OF STOCK. If the number of
shares of Common Stock outstanding at any time after the date of issuance of this Warrant is decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the Exercise Price shall be appropriately adjusted so that the adjusted Exercise Price shall bear the same relation to the Exercise Price in effect immediately prior to such adjustment as the total number of shares of Common Stock outstanding immediately prior to such action shall bear to the total number of shares of Common Stock outstanding immediately after such action.

                                    (iii)  REORGANIZATIONS,  ETC. In case of any
capital reorganization of the Company involving, or any reclassification of, the Common Stock, or in case of the consolidation of the Company with or the merger of the Company with any other Person or of the sale, lease or other transfer of all or substantially all of the assets of the Company to any other Person, this Warrant shall, after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer, be exercisable for the number of shares of stock or other securities or property to which the Common Stock issuable

(at the time of such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer) upon exercise of this Warrant would have been entitled to receive upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer if such exercise had taken place; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holder of this Warrant shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The subdivision or combination of shares of Common Stock issuable upon exercise of this Warrant at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock of the Company for the purposes of this clause (iii).

                        (iv) ISSUANCE OF STOCK. If at any time after the date of issuance of this Warrant, the Company issues Common Stock at a purchase price per share which is lower than the Exercise Price of this Warrant or grants or issues securities (including options and warrants) convertible or exercisable into Common Stock which have an exercise or conversion price which is lower than the Exercise Price of this Warrant the Exercise Price of this Warrant will be adjusted so that it will equal the purchase price of the Common Stock which has been issued or the conversion or exercise price of the securities convertible or exercisable into Common Stock.

                        (v) DIVIDENDS. If at any time after the date of issuance of this Warrant the Company declares or makes any dividend or other distribution on its Common Stock (other than as provided in this Section 4.1(a)), the Exercise Price shall be reduced by the amount of the dividend or distribution. Any non-cash dividend or distribution shall be valued at the fair market value thereof.

                        (vi) ROUNDING OF CALCULATIONS; MINIMUM ADJUST-MENT. All calculations under this Section 4.1(a) shall be made to the nearest cent or to the whole share without regard to fractional shares (as provided in Section 2.3), as the case may be. Any provision of this Section 4.1 to the contrary notwithstanding, no adjustment in the Exercise Price shall be made if the amount of such adjustment would be less than $0.01, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

                        (vii) TIMING OF ISSUANCE OF ADDITIONAL COMMON STOCK UPON CERTAIN ADJUSTMENTS. In any case in which the provisions of this Section 4.1(a)(vii) shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event the additional shares of Common Stock or other property issuable or deliverable upon exercise by reason of the adjustment required by such event over and above the shares of Common Stock or other property issuable or deliverable upon such exercise before giving effect to such adjustment; PROVIDED, HOWEVER, that the Company upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares or other property, and such cash, upon the occurrence of the event requiring such adjustment.

                 (b) STATEMENT REGARDING ADJUSTMENTS. Whenever the Exercise Price shall be adjusted as provided in Section 4.1(a), the Company shall forthwith file at the Warrant Office a statement showing in detail the facts requiring such adjustment and the Exercise Price and new number of shares issuable that shall be in effect after such adjustment, and the company shall also cause a copy of such statement to be given to the holder of this Warrant. Each such statement shall be signed by the Company's chief financial or accounting officer. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of
Section 4.2.

            4.2         NOTICE TO HOLDERS.

            (a) In the event the Company shall propose to take any action of the type described in Section 4.1(a), the Company shall give notice to the holder of this Warrant, in the manner set forth in Section 6.6, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action that would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action.

            (b) OTHER NOTICES. Notwithstanding the foregoing, in the event at any time:

                        (i) the Company shall declare any cash dividend upon its Common Stock;

                        (ii) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution (other than regular cash dividends) to the holders of its Common Stock;

                        (iii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                        (iv) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another Person; or,

                        (v)  there   shall  be  a   voluntary   or   involuntary
dissolution,  liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give, by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company, (1) at least 10 days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (2) in the event of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 15 days, prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (1) shall also specify, in the case of any such dividend, distribution or subscription rights the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

            (c) If any event occurs as to which in the opinion of the Board of Directors the other provisions of this Article IV are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the holders of the Warrants in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such purchase rights provided for herein, but in no event shall any such adjustment have the effect of increasing the Exercise Price as otherwise determined pursuant to this Article IV, except in the event of a combination of shares of the type contemplated in
Section 4.1(a) and then in no event to an amount larger than the Exercise Price as adjusted pursuant to Subsection 4.1(a).

            4.3. COSTS. The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon exercise of this Warrant; PROVIDED, HOWEVER, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of this Warrant in respect of which such shares are being issued.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

            5.1 DILUTION OR IMPAIRMENTS. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms. Without limiting the generality of the foregoing, the Company:

                        (a) shall at all times reserve and keep available, so long as this Warrant remains outstanding, free from preemptive rights, the number of shares of Common Stock equal to the number of shares of Common Stock to be issued upon the exercise of all of the Warrants issued and outstanding

                        (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant from time to time outstanding.

                                   ARTICLE VI

                                  REGISTRATION

            6.1 (a) PIGGYBACK. (i) If, at any time, the Company proposes to file a registration statement relating to any of its common stock under the Acts, other than (i) a registration statement provided for by Section 6.2(a) hereof or (ii) a registration statement solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the SEC is applicable, the Company will promptly, but in any event not less than 30 days before the initial filing of such registration statement, deliver written notice of such intention to the holders of the Warrants and the Shares, setting forth the type of securities proposed to be registered, the intended method of disposition, the maximum proposed offering price, commissions and discounts in connection therewith and other relevant information. If the holders of Shares so request within 20 days after such notification, the Company hereby agrees to use its best efforts to register the Shares or any part hereof by inclusion in such registration statement so that such Shares may be sold at such times and in such manner as the holder thereof shall determine.

                        (ii) If any Shares are included in a registration statement filed in connection with a firm commitment underwriting, the holder thereof agrees to sell its Shares to the underwriters pursuant to an underwriting agreement in form acceptable to the Company and the managing underwriters named therein.

            6.2 (a) DEMAND. Upon the request of any Person or Persons holding (or having the right to acquire by virtue of holding Warrants) a majority of the Shares, the Company agrees to use its best efforts promptly to file and cause to become effective an appropriate registration or similar statement under the Acts covering such number of Shares as such holders shall request and to register the sale of such Shares so that such Shares may be sold at such times and in such manner as the holder thereof shall determine. Nothing contained in Section 6.2(a) shall obligate the Company to file and cause to become effective more than one registration statement. Furthermore, the Company may postpone for a reasonable period of time, but not to exceed 120 days, the filing of any registration statement required under Section 6.2(a) if the Company has good business reasons for such postponement.

            6.3 (a) LIMITATION ON OBLIGATION. The Company shall not be required by this Article VI to register Shares under the Acts or under any state securities law if, in the opinion of counsel for both the holder of the Shares and the Company or should they not agree, in the opinion of another counsel experienced in securities law matters agreeable to counsel for the holders and for the Company), the proposed public offering or transfer of the number of Shares, as to which registration is requested, is exempt from the registration provisions of the Acts and the securities laws of the states in which the Shares are to be sold or transferred or all of the Shares that the holder desires to sell may be sold pursuant to Rule 144 without the registration under the Acts.

            6.4 (a) COSTS AND EXPENSES. All costs and expenses in connection with the registration of any Shares under this Article VI, including federal and state registration and filing fees, printing expenses (including such number of any preliminary and the final prospectus as may be reasonably requested) and the fees and disbursements of counsel and of independent accountants and other experts of the Company shall be borne by the Company; provided, however, that the Company shall not be obligated to pay fees and disbursements of counsel for the holders of the Shares nor any underwriting commissions or discounts relating to the Shares.

            6.5 CERTAIN OBLIGATIONS OF THE COMPANY. In connection with any registration filings effected under Section 6.1 or 6.2 hereof, the Company will:

                        (a) PREPARATION AND FILING. Promptly prepare, file and use its best efforts to cause to become effective the registration statement and such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep the registration statement effective for a period of 180 days and to comply with the provisions of the Acts and applicable state securities laws with respect to the disposition of the Shares covered by the registration statement;

                        (b) PROVIDE PROSPECTUS. Furnish to such selling security holder such reasonable number of copies of the prospectus, including the preliminary prospectus, in conformity with the requirements of the Acts, as such selling security holder may reasonably request in order to facilitate the disposition of the Shares;

                        (c) BLUE SKY. Use its best efforts to register or qualify the securities covered by the registration statement under the securities or "blue sky" laws of such jurisdiction as such selling holder of Shares shall reasonably request, and accomplish any and all other acts which may be reasonably necessary or advisable to enable such selling holder of Shares to consummate the disposition in such jurisdictions of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation in any such jurisdictions or escrow shares of its capital stock.

            6.6 OBLIGATIONS OF HOLDERS AND OTHERS IN A REGISTRATION. Any holder of Shares included in any registration agrees to furnish such information regarding such person and the securities sought to be registered as the Company may reasonably request in connection with the registration, qualification or compliance. If the registration involves an underwriter, such holders shall, upon the request of such underwriter, not sell any unregistered securities of the Company for such period of time following the effective date of the registration statement for such offering as the underwriter may reasonably request.

            6.7 INDEMNIFICATION. (a) THE COMPANY. The Company will indemnify and hold harmless each holder of Shares requesting or joining in a registration statement hereunder and each other person, if any, who Controls such holder within the meaning of the Acts, against any such losses, claims, damages or liabilities (or actions in respect thereto), joint or several, to which such holder or Controlling Person may become subject under the Acts, or otherwise, as a result of failure to comply with the Acts by reason of any omission from the registration statement of any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, or by reason of the fact that such registration statement contains any untrue statement of a material fact, or by reason of any omission from any prospectus furnished to such holder of any material fact necessary to be stated therein in order to make statements therein in the light of the circumstances under which they were made not misleading, or by reason of the fact that such prospectus contained any untrue statement of a material fact, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such holder.

            (b) THE HOLDERS. By requesting Shares to be covered by any registration statement in accordance with this Article VI, each such holder agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, and each person, if any, who Controls the Company within the meaning of the Acts, and each underwriter who participated in the offering of such securities against any losses, claims, damages or liabilities (or actions in respect thereto) to which the Company or any such director, officer or Controlling Person or underwriter may become subject, under the Acts, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in such registration statement or prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstance under which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, or prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to the

Company by the holder specifically for use in the preparation thereof.

                        (c) PARTICIPATION BY INDEMNIFYING PARTY. In case of any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel to whose employment such indemnified party has consented (which consent shall not be unreasonably withheld); and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Article VI for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that such indemnified party shall, at all times, cooperate in the defense of the indemnified party.

            6.8 ASSIGNABLE REGISTRATION RIGHTS. The registration rights under this Article VI shall inure to the benefit of the successive holders of the Warrants and the Shares.

            6.9 SALE WITHOUT REGISTRATION. If, at the time of any sale or other transfer (other than a transfer not involving change in beneficial ownership) of the Warrants or the Shares and the Warrants or Shares are not to be registered under the Acts, the Company may require, as a condition of allowing such sale or transfer, that the holder or transferee of the Warrants or Shares, as the case may be, for investment and not with a view to the distribution thereof; provided that nothing contained in this Section 6.9 relieve the Company from complying with any request for registration, qualification or compliance made pursuant to this Article VI.

            6.10 HOLDERS' COMPLIANCE WITH SECURITIES LAWS. The holder or transferee of the Warrants or the Shares shall, at all times, cooperate with the Company and its legal counsel in the preparation, execution and filing of all reports, forms and proxy solicitation material which the Company must file with the commission and with applicable securities regulatory bodies.

                                   ARTICLE VII

                                  MISCELLANEOUS

            7.1 ENTIRE AGREEMENT. This Warrant, along with the Purchase Agreement, contains the entire agreement between the holder hereof and the Company with respect to the Warrant Shares purchasable upon exercise hereof and the related transactions and supersedes all prior arrangements or understanding with respect thereto.

            7.2 GOVERNING LAW. This Warrant shall be interpreted, construed and governed by the laws of the State of Delaware.

            7.3. WAIVER AND AMENDMENT. Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits thereof, and any term or provision of this Warrant may be amended or supplemented at any time by agreement of a majority of the holders of Warrants and the Company, except that any waiver of any term or condition, or any amendment or supplementation, of this Warrant must be in writing. No course of dealing between the holder hereof and any other party hereto or any failure or delay on the part of the holder hereof in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of the holder under this or any other applicable instrument. No single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder, and a waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Warrant.

            7.4 SEVERABILITY. Any provision contained in this Warrant which is prohibited or unenforceable by law shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions contained in this Warrant.

            7.5 COPY OF WARRANT. A copy of this Warrant shall be filed among the records of the Company.

            7.6 NOTICES. Any notices or communications under this Agreement shall be given by any of the following means: (i) registered, certified or first class mail; (ii) hand delivery; or (iii) telex, telecopy or telegram. Such notice or communication shall be sent to the respective parties at the address listed below. Except as expressly provided herein, notice shall be deemed to have been given when sent to or refused by the party to whom notice is being given. Notice given by first class mail shall be deemed received on the third business day following the date on which it is mailed. Communication by telex, telecopy or telegram shall be confirmed by posting a copy of the same by registered, certified or first class mail in an envelope properly addressed to the respective parties at the address listed below:

            If to the Company:      Sunshine PCS Corporation
                                    C/o 421 Hudson Street
                                    Apartment 524
                                    New York, NY 10014
                                    Telecopy No. 212/422-0069

            If to holder hereof:    Lynch PCS Corporation A
                                    401 Theodore Fremd Avenue
                                    Rye, NY 10580
                                    Telecopy No. 914/921-6410

Any party may, be written notice to the others, change the representative or the address to which such notices and communications are to be sent.

            7.7 LIMITATION OF LIABILITY; NOT SHAREHOLDERS. No provision of this Warrant shall be construed as conferring upon the holder hereof the right to vote, consent, receive dividends or receive notices other than as herein expressly provided in respect of meetings of shareholders for the election of directors of the Company or any other matter whatsoever as a shareholder of the Company. No provision hereof, In the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price of any shares of Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

            7.8 EXCHANGE OF WARRANTS. Subject to Section 3.4 hereof, upon surrender for exchange of this Warrant to the

Company, the Company at its expense will promptly issue and deliver to or upon the order of the holder hereof a new Warrant of like tenor, in the name such holder or as such holder may direct, calling in the aggregate for the purchase of the number of shares of the Common Stock to be issued upon the exercise of this Warrant so surrendered. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 7.8.

            7.9 REPLACEMENT OF WARRANT. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft or destruction upon delivery of an agreement of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant of like tenor, in the name of the holder hereof, lieu of such lost, stolen, destroyed or mutilated Warrant. This Warrant shall be promptly cancelled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all taxes other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 7.9.

            6.10 HEADINGS. The Article and Section and other headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

            IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as of the ___ day of _______, 2001.

                                       SUNSHINE PCS CORPORATION


                                       By: _____________________________
                                           Karen E. Johnson
                                           President

(CORPORATE SEAL)

Attest:



---------------------------
Robert E. Dolan
Assistant Secretary

                               SUBSCRIPTION NOTICE

            The undersigned, the holder of the foregoing Warrant, hereby elects to exercise purchase rights represented by said Warrant for, and to purchase thereunder, _____________ shares of the Common Stock covered by said Warrant and herewith makes payment in full thereof or pursuant to Section 2.1 of such Warrant, and requests (a) that certificates for such shares (and any securities or other property issuable upon such exercise) be issued in the name of, and delivered to, ____________________________________, and (b) if such shares shall not include all of the shares issuable as provided in said Warrant, that a new Warrant of like tenor and date, in the name of the undersigned, for the balance of the shares issuable thereunder be delivered to the undersigned.

                                      ------------------------
                                      Dated: ___________, 20__

                                   ASSIGNMENT

            For value  received,  ______________________________,  hereby sells, assigns and transfers unto __________________ the within Warrant, together with all right, title and interest therein and does hereby irrevocably constitute and appoint attorney, to transfer said Warrant on the books of the Company, with full power of substitution.

                                      -----------------------------
Dated: ____________, 20__